Exhibit 10.82

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

ACCOUNTS AGREEMENT

dated as of July 19, 2013

by and among

2013B ESA PROJECT COMPANY, LLC,

as the Borrower,

SILICON VALLEY BANK,

as the Lender and as Agent for the Secured Swap Providers,

and

THE BANK OF NEW YORK MELLON,

as the Accounts Bank

i

ARTICLE 6 TERMINATION		30

ARTICLE 7 THE ACCOUNTS BANK		30

7.1	Duties of the Accounts Bank	30
7.2	Exculpatory Provisions	31
7.3	Reliance by the Accounts Bank	32
7.4	Written Instructions; Notices	33
7.5	Resignation or Removal of the Accounts Bank	33
7.6	No Amendment to Duties of the Accounts Bank Without Consent	34
7.7	Force Majeure	34
7.8	Indemnity; Fees and Expenses	34

ARTICLE 8 MISCELLANEOUS PROVISIONS		35

8.1	Amendments; Waivers	35
8.2	Successors and Assigns	35
8.3	Notices	36
8.4	Counterparts	36
8.5	Choice of Law	36
8.6	Waiver of Trial by Jury	36
8.7	Severability	37
8.8	Captions	37
8.9	Severability	37

Exhibits:

Exhibit A	Project Accounts

Exhibit B	Form of Funds Withdrawal/Transfer Certificate

Exhibit C	Form of Restricted Payments Certificate

Exhibit D	Form of Insurance, Condemnation and Extraordinary Proceeds Request Certificate

Schedule:

Schedule 1	Minimum Prepaid Expenses Amount

ii

ACCOUNTS AGREEMENT

This ACCOUNTS AGREEMENT (this “Agreement”), dated as of July 19, 2013, is by and among 2013B ESA PROJECT COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Delaware, as borrower (the “Borrower”), SILICON VALLEY BANK, a California corporation, as lender and as agent for the Secured Swap Providers (the “Lender”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as accounts bank (the “Accounts Bank”).

RECITALS

A. WHEREAS, pursuant to, and subject to the terms and conditions set forth in, the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between the Borrower and the Lender, the Lender has agreed to make available to the Borrower up to $33,000,000 in order to finance a portion of the Borrower’s acquisition of a portfolio of baseload fuel cell electricity generators; and

B. WHEREAS, it is a condition precedent to the Closing Date under the Credit Agreement, and a necessary inducement to the Lender to make the Loans to the Borrower under the Financing Documents, that the Borrower and the Accounts Bank enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Defined Terms.

Capitalized terms used but not otherwise defined in this Agreement, including in its preamble and recitals, have the meanings given to such terms in the Credit Agreement (or, if not defined therein, the UCC), and the following terms have the meanings set forth below:

“Accounts Bank” as the meaning set forth in the Preamble.

“Accounts Bank Action” has the meaning specified in Section 7.4(b) of this Agreement.

“Accounts Bank Fee Agreement” means the Accounts Bank Fee Agreement, dated as of July 19, 2013, between the Accounts Bank and the Borrower.

“Account Collateral” has the meaning specified in Section 2.5 of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Authorized Officer” means (i) with respect to any Person that is a corporation, the chief executive officer, the chief operating officer, the president, any vice president, the treasurer or the chief financial officer of such Person, (ii) with respect to any Person that is a partnership, an Authorized Officer of a general partner of such Person, (iii) with respect to any Person that is a limited liability company, any member or manager, the president, any vice president, the treasurer or the chief financial officer of such Person, or an Authorized Officer of the member or manager of such Person, or (iv) with respect to any other Person, such other representative of such Person that is approved by the Lender in writing who, in each such case, has been named as an Authorized Officer on a certificate of incumbency of such Person delivered to the Lender or the Accounts Bank on or after the date of this Agreement.

“Cash Equivalents” means:

(i) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

(ii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(iii) investments in commercial paper maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(iv) investments in certificates of deposit, banker’s acceptances, bank deposit accounts, and time deposits maturing within two hundred and seventy (270) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Accounts Bank or any domestic office of any commercial bank organized under the laws of the United States, any State thereof, any country that is a member of the Organization for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);

(v) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria of clause (iv) of this definition; and

(vi) investments in “money market funds” within the meaning of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (i) through (v) of this definition.

“Debt Service Reserve Account” means the “Debt Service Reserve Account” described in Exhibit A, or any replacement account thereof established pursuant to the terms hereof.

“Financial Officer” means, with respect to any Person, the controller, treasurer or chief financial officer of such Person and with respect to any person that is a limited liability company without its own officers, the chief financial officer of the sole or managing member of such Person.

“Funds Withdrawal/Transfer Certificate” means a Funds Withdrawal/Transfer Certificate in substantially the form of Exhibit B.

“Insurance, Condemnation and Extraordinary Proceeds Account” means the “Insurance, Condemnation and Extraordinary Proceeds Account” described in Exhibit A, or any replacement account thereof established pursuant to the terms hereof.

“Insurance, Condemnation and Extraordinary Proceeds Request Certificate” means an Insurance, Condemnation and Extraordinary Proceeds Request Certificate in substantially the form of Exhibit D.

“Minimum Prepaid Expenses Amount” means the “Minimum Prepaid Expenses Amount” described in Schedule 1, which will be updated by the Borrower and the Lender and notified to the Accounts Bank on or before the first Funding Date.

“Monies” means all cash, payments, Cash Equivalents and other amounts (including instruments evidencing such amounts) on deposit in or credited to any Project Account.

“Notice of Suspension” has the meaning specified in Section 5.1(a) of this Agreement.

“Operating Account” means the “Operating Account” described in Exhibit A, or any replacement account thereof established pursuant to the terms hereof.

“Pledgor” means 2013B ESA Holdco, LLC, a limited liability company organized and existing under the laws of the State of Delaware.

“Project Accounts” means the accounts described in Exhibit A, or any replacement or additional accounts established in accordance with the terms hereof.

“Quarterly Payment Date” means each of January 1, April 1, July 1 and October 1.

“Restoration or Replacement Plan” means a plan and time schedule, reasonably satisfactory to the Lender and the Independent Engineer, for the application of Insurance Proceeds and Condemnation Proceeds arising from any Casualty Event or Event of Taking and any other funds available to the Borrower with which to restore or replace the Systems, or any portion thereof, affected by such Casualty Event or Event of Taking.

“Restricted Payments Account” means the “Restricted Payments Account” described in Exhibit A, or any replacement account thereof established pursuant to the terms hereof.

“Restricted Payments Certificate” means a Restricted Payments Certificate in substantially the form of Exhibit C.

“Revenue Account” means the “Revenue Account” described in Exhibit A, or any replacement account thereof established pursuant to the terms hereof.

“Subordinated Affiliate Payments” means any amounts payable by the Borrower to the Parent pursuant to (i) Sections 4.01(b), (c) and (d) of the Administrative Services Agreement and (ii) Section 4.3(a)(ii) of the LTSA to the extent that such amounts exceed the amounts budgeted for power module replacement in the Operating Budget and paid pursuant to Section 4.2(c)(i) of this Agreement.

“Tax Distribution Amount” means the Preferred Distribution (as defined in the Pledgor LLC Agreement, as in effect on the first Funding Date).

“Tracking Account” means a ledger account maintained by the Lender that tracks amounts paid from time to time to the Lender by the Credit Protection Insurer pursuant to the Credit Protection Insurance Policy, as reduced by amounts reimbursed from time to time to the Credit Protection Insurer pursuant to Section 4.5 of this Agreement.

1.2 Rules of Construction.

The principles of interpretation set forth in Section 1.02 of the Credit Agreement apply equally to this Agreement as if set forth herein.

ARTICLE 2

APPOINTMENT; GRANT OF SECURITY INTEREST

2.1 Appointment.

(a) The Lender hereby appoints and authorizes the Accounts Bank to act as its depository and as its “securities intermediary” or “bank” (within the meaning of Section 9- 102(a)(8) of the UCC) with respect to the Project Accounts, with such powers as are expressly delegated to the Accounts Bank by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Accounts Bank hereby accepts each such appointment and agrees to act as the depository for the Lender and as the “securities intermediary” or “bank” with respect to the Project Accounts, for the benefit of the Lender in accordance with the terms of this Agreement. The Accounts Bank further agrees to accept and hold, as “securities intermediary” or as a “bank”, in its custody and in accordance with the terms of this Agreement, for the Lender, the Project Accounts and the Account Collateral.

(b) The Lender also hereby appoints and authorizes the Accounts Bank to act on its behalf (including in its role as agent for the Secured Swap Providers) for the purpose of the creation and perfection of a first-priority security interest in favor of the Lender in the Project Accounts to the extent that they are deemed under applicable Law not to constitute securities accounts or deposit accounts and in any Account Collateral that is deemed under applicable Law not to constitute a “financial asset” (within the meaning of Section 8-102(9) of the UCC). The Accounts Bank hereby accepts this appointment and agrees to act as the Accounts Bank for the Lender for such purpose and to hold and maintain exclusive dominion and control over the Project Accounts and any such Account Collateral on behalf of the Lender.

(c) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or any other Financing Document, the Accounts Bank shall not have any duties or responsibilities, except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Financing Document or otherwise exist against the Accounts Bank. Without limiting the generality of the foregoing sentence, the use of the term “agent” in any Financing Document with reference to the Accounts Bank is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

2.2 Project Accounts.

(a) The Borrower agrees that the interests of the Borrower in or to the Project Accounts and the Account Collateral are limited to the rights expressly granted to the Borrower in this Agreement and do not include any other legal or equitable rights, title or interest. The Account Collateral will not constitute repayment of the Obligations until so applied as payments in accordance with the terms of this Agreement and the other Financing Documents.

(b) The Accounts Bank shall not have title to the funds on deposit in or credited to the Project Accounts, and shall credit the Project Accounts with all receipts ofinterest, dividends and other income received on the property held in the Project Accounts. TheAccounts Bank shall administer and manage the Project Accounts in accordance with its duties with respect to the Project Accounts set forth in this Agreement, and shall be subject to and comply with all of the obligations that the Accounts Bank owes to the Borrower and the Lender with respect to the Project Accounts, including all subordination obligations set forth in Section 2.7 with respect to the Accounts Bank’s right of set-off or recoupment or right to obtain a Lien, pursuant to the terms of this Agreement. The Accounts Bank hereby agrees to comply with any and all written instructions originated by the Lender in accordance with the provisions hereof directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts without any further consent of the Borrower or any other Person, and to comply with any and all written instructions originated by the Borrower directing the disbursement, deposit and/or transfer of any funds and all other property held in the Project Accounts subject to, and in accordance with, the terms of this Agreement.

2.3 Representations, Warranties and Covenants of the Accounts Bank. The Accounts Bank hereby represents, warrants, covenants and agrees with the Lender and the Borrower as follows:

(a) it is a “securities intermediary” (within the meaning of Article 8 of the UCC) on the date hereof and shall act as such in maintaining the Project Accounts and all of the Account Collateral (including all securities and other financial assets or security entitlements deposited in or credited to the Project Accounts) from time to time transferred, deposited in or credited to or maintained in the Project Accounts;

(b) it is the bank with which each Project Account is maintained and the “securities intermediary” with respect to the financial assets held in the Project Accounts. In this regard, (i) if the Accounts Bank has knowledge that an issuer of any financial asset is required to make a payment or distribution in respect of such financial asset, the Accounts Bank shall have fulfilled its duty under applicable Law to take action to obtain such payment or distribution if (A) it credits such payment or distribution to the Project Accounts in accordance with this Agreement if such payment or distribution is made or (B) it notifies the Borrower and the Lender that such payment or distribution has not been made, and (ii) if the Accounts Bank is required by applicable Law or this Agreement to credit to any Project Account any financial asset purported to be transferred or credited to the Accounts Bank pursuant to applicable Law, the Accounts Bank shall have fulfilled its duty to so credit any Project Account if it credits as a security entitlement to the applicable party whatever rights the Accounts Bank purportedly has in the financial asset transferred or credited to the Accounts Bank and the Accounts Bank shall have no duty to ensure that applicable Law has been complied with in respect of the transfer of the financial asset or to create a security interest in or Lien on any financial asset purported to be transferred or credited to the Accounts Bank and subsequently credited to any Project Account;

(c) it shall promptly perform all duties imposed upon a “securities intermediary” and a “bank” under the UCC and this Agreement;

(d) the Lender, and no other Person, is the Accounts Bank’s customer with respect to the Project Accounts, and the Borrower has consented to the Lender being deemed the customer hereunder;

(e) the Account Bank’s jurisdiction, for purposes of this Agreement and Article 8 and Section 9-304(b)(1) of the UCC, is and shall continue to be the State of New York;

(f) it has established and maintains the Project Accounts as set forth in Section 4.1;

(g) each Project Account is and will be maintained as a securities account or, as set forth in Section 2.4, a deposit account;

(h) all financial assets acquired by or delivered to the Accounts Bank shall be held by the Accounts Bank and credited by book entry to the relevant Project Account or otherwise accepted by the Accounts Bank for credit to the relevant Project Account. Any financial asset so credited or accepted for credit to the relevant Project Account shall be registered in the name of, payable to, or to the order of, or endorsed to the Accounts Bank or in blank and in no case will any financial asset credited to any Project Account or held by the Accounts Bank for credit to any Project Account be registered in the name of, payable to, to the order of, or endorsed to, the Borrower, except to the extent that such financial asset has been subsequently endorsed by the Borrower to the Accounts Bank or in blank;

(i) each item of property (including any cash, security, general intangible, document, instrument or obligation, share, participation, interest or other property whatsoever) deposited in or credited to any Project Account shall be treated as a financial asset under and for the purposes of Article 8 of the UCC, including Section 8-102(a)(9)(iii) thereof. Notwithstanding any provision herein to the contrary, any property contained in the Project Accounts that is not deemed to be a financial asset under applicable Law, to the extent permitted by applicable Law, will be deemed to be deposited in a deposit account and subject to Section 2.4;

(j) the Lender is the entitlement holder in any security entitlements with respect to any financial assets deposited in or credited to the Project Accounts, and the Lender may issue entitlement orders with respect thereto;

(k) if at any time it receives an entitlement order or any other order from the Lender in accordance with the provisions hereof directing the transfer, redemption or liquidation of any financial asset carried in the Project Accounts or any instruction originated by the Lender directing the disbursement, deposit and/or transfer of any funds or other property held in the Project Accounts, the Accounts Bank shall comply with such entitlement order, instruction or other order without further consent by the Borrower or any other Person. The Borrower hereby agrees that the Lender shall have control of the security entitlements carried in the Project Accounts and of the financial assets carried in the Project Accounts, and the Borrower hereby disclaims any entitlement to claim control of such security entitlements or financial assets. The foregoing clause shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are found in a final non-appealable judgment by a court of competent jurisdiction to have been caused solely by the Lender having acted in contravention of the provisions hereof or resulting from the Lender’s gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction;

(l) all property delivered to the Accounts Bank pursuant to this Agreement or the other Financing Documents will be promptly deposited in or credited to a Project Account by an appropriate entry in its records in accordance with this Agreement;

(m) the Accounts Bank shall not change the name or account number of any Project Account unless it obtains the prior written consent of the Lender and provides at least ten (10) days’ prior written notice to the Borrower;

(n) except for the claims and interest of the Lender and the Borrower in the Project Accounts, it does not know of and has not received written notice of any right or claim (including any adverse claim) to or interest in the Project Accounts or any Account Collateral (including, without limitation, funds and financial assets) deposited in or credited to the Project Accounts by any Person. If any Person (other than the Lender) asserts any Lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any financial asset or other property deposited therein or credited thereto, the Accounts Bank will promptly notify the Lender and the Borrower in writing thereof; and

(o) the Accounts Bank has not entered into and will not enter into any agreement with respect to the Project Accounts or any financial assets or other property deposited in or credited to any Project Account other than this Agreement, as may be amended from time to time. The Accounts Bank has not entered into and will not enter into any agreement with the Borrower or any other Person purporting to limit or condition the obligation of the Accounts Bank to comply with entitlement orders or any other order originated by the Lender in accordance with this Agreement.

2.4 Project Accounts as Deposit Account.

(a) The parties hereto agree that, notwithstanding the provisions of this Agreement, to the extent that the Project Accounts are not considered to be “securities accounts” (within the meaning of Section 8-501(a) of the UCC), the Project Accounts shall be deemed to be deposit accounts (as defined in Section 9-102(a)(29) of the UCC), which the Borrower shall maintain with the Accounts Bank, acting not as “securities intermediary” but as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC).

(b) The Lender shall be deemed the sole customer of the Accounts Bank for purposes of the Project Accounts and, as such, shall be entitled to all of the rights that customers of banks have under applicable Law with respect to deposit accounts, including the right to withdraw funds from, or close, the Project Accounts, and the Borrower hereby consents to the Lender being deemed the customer hereunder. The foregoing clause shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are found in a final non-appealable judgment by a court of competent jurisdiction to have been caused solely by the Lender having acted in contravention of the provisions hereof or resulting from the Lender’s gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction.

2.5 Grant of First-Priority Security Interest. As security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations and the due performance and compliance by the Borrower with all of the terms, conditions, and agreements to be performed and complied with by it under and pursuant to the terms of the Credit Agreement and the other Financing Documents, the Borrower hereby acknowledges and confirms the pledge, collateral assignment, hypothecation, and granting of a first-priority security interest to the Lender (including as agent for the Secured Swap Providers), pursuant to the Security Agreement, in all of its right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Borrower, wherever located, and whether now or hereafter existing or arising (collectively, the “Account Collateral”):

(a) each of the Project Accounts, including all funds, Cash Equivalents, securities, financial assets or other property held in, required to be held in or credited to any of the Project Accounts or otherwise in possession or control of the Accounts Bank pursuant to this Agreement, and all interest, dividends and other income derived therefrom;

(b) all statements, certificates, instruments and investment property representing or evidencing any property described in clause (a) above held in, required to be held in or credited to any of the Project Accounts or otherwise in possession or control of the Accounts Bank pursuant to this Agreement; and

(c) to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing and all security entitlements of the Borrower in any and all of the foregoing.

2.6 Control and Perfection of Account Collateral.

(a) The Borrower specifically acknowledges and agrees that (i) each Project Account pledged hereunder shall be maintained so that the Lender has control of such Project Account in the manner specified in Section 9-104 of the UCC, (ii) all Cash Equivalents pledged hereunder shall be maintained so that the Lender has control of such Cash Equivalents in the manner specified in Section 9-106 of the UCC, and (iii) all financial assets held in the Project Accounts and pledged hereunder shall be maintained so that the Lender has control of such financial assets in the manner specified in Section 8-106 of the UCC.

(b) The Borrower shall give, deliver, file, record, authorize or obtain all such UCC financing statements as may be necessary to perfect and maintain the security interest granted under this Agreement.

(c) Until the Discharge Date, the Borrower shall not have any rights against or to Monies held in the Project Accounts, except the right to receive or make requisitions of funds deposited in or credited to the Project Accounts as permitted by this Agreement.

2.7 Subordination.

(a) The Accounts Bank hereby acknowledges the first-priority security interest granted hereby to the Lender. In order to secure repayment of Borrower’s or Lender’s, as applicable, obligations to Accounts Bank hereunder, Borrower and Lender hereby pledge and grant to Accounts Bank a continuing lien and security interest in, and right of set-off against, all of Borrower’s and Lender’s right, title and interest in and to the Account Collateral (including proceeds thereof) held in the Project Accounts. In this regard Accounts Bank shall be entitled to all the rights and remedies of a pledgee and secured creditor under applicable laws, rules or regulations as then in effect. The Accounts Bank hereby agrees that such right of recoupment or set-off and/or any such Lien shall (except to the extent provided in clause (c) of this Section 2.7) be subordinate to the security interest of the Lender. The Accounts Bank agrees that it shall not (except to the extent provided in clause (c) of this Section 2.7) assert or enforce any such right of recoupment or set-off and/or any Lien until the Discharge Date.

(b) Until the Discharge Date, the financial assets and other items deposited in or credited to the Project Accounts and all other Account Collateral will not (except to the extent provided in clauses (a) and (c) of this Section 2.7) be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than the Lender.

(c) The Project Accounts, Account Collateral or any financial asset or other property deposited therein or credited thereto shall be subject to deduction, set-off, banker’s lien and recoupment to the extent of (i) returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more Project Accounts, (ii) any advances that Accounts Bank may from time to time make to, or for the benefit of, the Borrower or the Lender for purposes of clearing or settling purchases or sales of securities by Borrower or Lender, as applicable, or there shall be for whatever reason an overdraft in the Project Accounts, and (iii) any customary fees, expenses and other amounts not described in clauses (i) or (ii) above owed to Accounts Bank and incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Project Accounts and any amounts actually due and owing to the Accounts Bank in accordance with the Accounts Bank Fee Agreement, for which Securities Intermediary shall have a prior claim to, and right of set-off against, the Account Collateral, and each of the Lender and the Borrower hereby expressly authorize the Accounts Bank to debit the relevant Project Account(s) for such amounts.

2.8 Agreement to Hold In Trust. All payments received directly by the Borrower that are required to be deposited into the Project Accounts in accordance with the terms of this Agreement, the Credit Agreement, or any other Financing Document (including any amount received by the Borrower pursuant to, or in connection with, any Project Document or any sale of assets) shall be held by the Borrower in trust for the Lender, shall be segregated from other funds of the Borrower and shall, forthwith upon receipt by the Borrower, be turned over to the Lender or its designee in the same form as received by the Borrower (duly endorsed by the Borrower to the Lender or the Accounts Bank, if requested by the Lender) for deposit and disbursement in accordance with this Agreement.

2.9 Deposits into and Withdrawals from Project Accounts.

(a) Amounts shall be deposited into and withdrawn from the Project Accounts in strict accordance with Article 3.

(b) The Accounts Bank will only be required to transfer funds hereunder if it has received written notice of such proposed transfer, together with all certificates, notices, directions and other documents required under this Agreement to be delivered to the Accounts Bank relating thereto, not later than 3:00 p.m. New York City time at least two (2) Business Days prior to such proposed transfer, in each case, with a copy thereof to the Lender, and, if such notice or any such related document is received by the Accounts Bank after such time, such transfer will be undertaken two (2) Business Days succeeding the date of receipt by the Accounts Bank of all such documentation.

(c) If any transfer, withdrawal, deposit, investment or payment of any funds by the Accounts Bank or any other action to be taken by the Accounts Bank under this Agreement is to be made or taken on a day other than a Business Day, such transfer, withdrawal, deposit, investment, payment or other action will be made or taken on the next succeeding Business Day.

(d) Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by the Borrower with respect to the transfer, withdrawal, deposit, investment or payment of any funds under this Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Agreement (i) must be in writing and signed by an Authorized Officer of the Borrower, (ii) in referencing any of the Project Accounts, must refer to the specific Project Account name and number, (iii) shall constitute a representation by the Borrower that all conditions set forth in this Agreement for such withdrawal have been satisfied, whether or not those conditions are explicitly stated to be so satisfied except to the extent such conditions have been waived by the Lender in accordance with the terms of the Credit Agreement, and (iv) shall be copied to the Lender.

(e) Any instruction, direction, notice, certificate, request or requisition given to the Accounts Bank by the Lender with respect to the transfer, withdrawal, deposit, investment or payment of any funds under this Agreement or with respect to any other obligations to be performed by the Accounts Bank under this Agreement (i) must be in writing and signed by an Authorized Officer of the Lender, (ii) in referencing any of the Project Accounts, must refer to the specific Project Account name and number and (iii) shall be copied to the Borrower.

(f) Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank may rely and shall be protected in acting or refraining from acting upon any instruction, direction, notice, certificate, request or requisition of the Borrower or the Lender.

(g) None of the Project Accounts shall go into overdraft, and the Accounts Bank shall make reasonable efforts not to comply with any request or direction to the extent that it would cause any of the Project Accounts to do so; provided, however, the failure to do so shall not result in any personal liability to the Accounts Bank.

(h) The Accounts Bank shall not be charged with knowledge of any Notice of Suspension or Event of Default unless the Accounts Bank has received such Notice of Suspension or other written notice of such Event of Default from the Lender or the Borrower.

(i) The Accounts Bank shall not be charged with the knowledge that any transfer or withdrawal from any Project Account would result in the occurrence of an Event of Default, unless it has received written notice thereof from the Lender or the Borrower.

(j) Notwithstanding anything contained in this Agreement or any other Financing Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from the Lender or the Borrower (if this Agreement explicitly provides that any such direction may be made by the Borrower), or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Lender or the Borrower (if this Agreement explicitly provides that any such direction may be made by the Borrower) complies with the terms of this Agreement. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by the Borrower or the Lender or any other recipient of amounts withdrawn or transferred from any Project Account.

(k) Notwithstanding any other provision of this Agreement or any other Financing Document (but without limiting Sections 2.9(h), (i) and (j)), without the express prior written consent of the Lender, no amount may be withdrawn from any Project Account if an Event of Default would occur as a result of such withdrawal.

(l) On the date of each withdrawal by the Accounts Bank from a Project Account directed by the Borrower, the Borrower shall be deemed to represent and warrant that no Notice of Suspension is in effect and that no Event of Default would occur as a result of such withdrawal, unless the Lender has previously consented in writing to such withdrawal, notwithstanding that a Notice of Suspension is in effect or that an Event of Default would occur as a result of such withdrawal.

2.10 No Security Interests. The Borrower shall not at any time until the Discharge Date create or permit to subsist any Lien (other than (a) first-priority Liens in favor of the Lender arising under this Agreement or the other Security Documents, and (b) other Permitted Liens) on all or any part of any of the Project Accounts or the Account Collateral, or assign, transfer or otherwise dispose of all or any part of its right or title to any of the Project Accounts or the Account Collateral other than in accordance with, or as permitted by, the terms of this Agreement and the other Financing Documents.

2.11 Acknowledgments. Each party to this Agreement acknowledges that neither the Accounts Bank nor the Lender shall incur any obligation or liability in circumstances where there are insufficient funds deposited in or credited to any Project Account to make a payment in full that would otherwise have been made pursuant to the terms of this Agreement, except to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are found in a final non-appealable judgment by a court of competent jurisdiction to have been caused (a) with respect to the Lender, solely by the Lender having acted in contravention of the provisions hereof, or (b) with respect to the Accounts Bank or the Lender, resulting from the Accounts Bank or the Lender’s gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction, as applicable; and, for the avoidance of doubt, neither the Accounts Bank nor the Lender shall have any liability for the acts or omissions of the other party.

2.12 Further Assurances.

(a) The Borrower shall, at any time and from time to time at the first demand of the Accounts Bank or the Lender, and at the sole cost and expense of the Borrower, promptly and duly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action, that may be necessary or required under applicable law or that the Accounts Bank or the Lender may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted hereunder or to enable each of the Accounts Bank and the Lender to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral.

(b) Without limiting the generality of the foregoing, the Borrower will promptly, with respect to the Account Collateral:

(i) execute or authenticate and file such UCC financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, or as the Accounts Bank or the Lender may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereunder;

(ii) take all action necessary to ensure that the Lender has control of the Account Collateral as provided in Sections 8-106, 9-104, 9-106 and any other applicable section of the UCC;

(iii) take all action necessary to ensure that the Lender has a first-priority perfected security interest in all Account Collateral described in Section 2.5 under the laws of the jurisdiction in which the Borrower is located (within the meaning of Section 9-307 of the UCC); and

(iv) deliver to the Lender evidence that all other action that the Accounts Bank or the Lender may deem reasonably necessary in order to perfect and protect the security interest created by the Borrower under this Agreement has been taken.

(c) The Borrower hereby authorizes the Lender to file one or more UCC financing or continuation statements, and amendments thereto, relating to all or any part of the Account Collateral, without the signature of the Borrower where permitted by applicable Law.

ARTICLE 3

BORROWER REMAINS LIABLE

Anything herein to the contrary notwithstanding, (a) the Borrower shall remain liable under its contracts and agreements (including the Financing Documents and the Project Documents) to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Accounts

Bank or the Lender of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under its contracts and agreements, and (c) neither the Accounts Bank nor the Lender shall have any obligation or liability under the contracts and agreements of the Borrower by reason of this Agreement, nor shall the Accounts Bank or the Lender be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Notwithstanding the foregoing, if the Borrower fails to perform any agreement of the Borrower contained herein, the Lender may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Borrower pursuant to Section 9.06 of the Credit Agreement.

ARTICLE 4

THE PROJECT ACCOUNTS

4.1 Establishment of Project Accounts.

(a) On or prior to the Closing Date, the Accounts Bank shall establish and maintain, in the name of the Lender and on the books and records of the Accounts Bank at the offices of the Accounts Bank, the accounts listed in Exhibit A.

(b) The Lender may direct the Accounts Bank to establish and maintain additional Project Accounts and sub-accounts within the Project Accounts from time to time consistent with the terms of the Credit Agreement and the other Financing Documents; provided, that for so long as no Event of Default has occurred and is continuing, no additional Project Accounts and subaccounts may be established without the Borrower’s prior written consent.

4.2 Revenue Account.

(a) Deposits to Revenue Account. The Borrower (or, with respect to amounts transferred from another Project Account, the Lender) shall cause the following amounts to be deposited in, or credited to, the Revenue Account directly or, if received by the Borrower, as soon as practicable (but no more than two (2) Business Days) after receipt:

(i) all Cash Flow;

(ii) any other income received by or on behalf of the Borrower that is not required to be deposited in or credited to another Project Account or applied directly to the Obligations pursuant to the Financing Documents; and

(iii) all other amounts required to be transferred to the Revenue Account from any other Project Account pursuant to this Agreement.

If any of the foregoing amounts required to be deposited with the Accounts Bank in accordance with the terms of this Agreement are received by the Borrower, the Borrower shall hold such payments in trust for the Lender and as promptly as practicable (but no more than two (2) Business Days after receipt) remit such payments to the Accounts Bank for deposit in or credit to the Revenue Account, in the form received, with any necessary endorsements.

(b) Withdrawals from Revenue Account. The Borrower may request the transfer or withdrawal of funds in the Revenue Account to pay the amounts on the dates and at the priorities set forth in Section 4.2(c) by delivery to the Lender of a Funds Withdrawal/Transfer Certificate at least three (3) Business Days in advance of each Quarterly Payment Date. Within three (3) Business Days following its receipt of such Funds Withdrawal/Transfer Certificate, (i) to the extent that the Lender concurs that all transfers set forth therein are in compliance with the Financing Documents, unless a Notice of Suspension is in effect or an Event of Default has occurred and is continuing or would occur after giving effect to any withdrawal or application of funds contemplated therein, the Lender shall countersign such Funds Withdrawal/Transfer Certificate and deliver such Funds Withdrawal/Transfer Certificate to the Accounts Bank, or (ii) to the extent that the Lender reasonably determines that any proposed transfers set forth in such Funds Withdrawal/Transfer Certificate are not in compliance with the Financing Documents, the Lender shall notify the Borrower of the failure to satisfy such conditions and any matters that must be remedied prior to resubmission of such Funds Withdrawal/Transfer Certificate. Notwithstanding the foregoing, any transfers pursuant to priorities second, third, fourth, fifth or ninth of Section 4.2(c) shall not require a Funds Withdrawal/Transfer Certificate and may be requested by the Lender at any time such payments are due to the Lender pursuant to the Credit Agreement. Upon receipt of a Funds Withdrawal/Transfer Certificate that is duly executed by the Borrower and countersigned by the Lender (or in the case of transfers pursuant to the preceding sentence, written notification from the Lender), the Accounts Bank shall cause funds held in the Revenue Account to be applied pursuant to the instructions set forth in such Funds Withdrawal/Transfer Certificate or other written notification.

(c) Revenue Account Priorities. All funds held in the Revenue Account shall be withdrawn or transferred to pay the following amounts on the dates and at the priorities indicated below:

(i) First, on each Quarterly Payment Date when required, to the Operating Account, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate as being equal to the excess, if any, of (i) the Operation and Maintenance Expenses due or reasonably expected to become due within the next quarter in an amount not to exceed 105% of the budgeted Operation and Maintenance Expenses (other than Subordinated Affiliate Payments) for such quarter over (ii) the amount then on deposit in the Operating Account;

(ii) Second, on any date when due and payable, to the Lender, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate, or otherwise determined by the Lender, as being the amount necessary to pay fees and expenses under the Financing Documents, including without limitation pursuant to Section 3.10 (Fees), Article IV (LIBO Rate and Tax Provisions) and Section 9.06 (Costs and Expenses) of the Credit Agreement;

(iii) Third, on any date when due and payable, to the Lender, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate, or otherwise determined by the Lender, as being the amount necessary to pay interest on the Loans under the Financing Documents;

(iv) Fourth, on each Quarterly Payment Date, to the Lender, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate, or otherwise determined by the Lender, as being the amount necessary to pay any amount of principal of the Loans and any other unpaid Obligations then due under the Financing Documents;

(v) Fifth, on any date when a mandatory prepayment is required pursuant to the Credit Agreement (other than pursuant to Section 3.08(a)(i)(B) of the Credit Agreement), to the Lender, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate, or otherwise determined by the Lender, as being the amount of such mandatory prepayment;

(vi) Sixth, on each Quarterly Payment Date, to the Debt Service Reserve Account, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate as being the excess of (x) the Debt Service Reserve Required Amount over (y) the amount then on deposit in the Debt Service Reserve Account;

(vii) Seventh, on each Quarterly Payment Date, if no Event of Default has occurred and is continuing, to the Pledgor (or the Pledgor’s account) the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate as being the amount of the Tax Distribution Amount;

(viii) Eighth, on each Quarterly Payment Date on or after the Date Certain, if no Event of Default has occurred and is continuing, to the applicable payees identified in the Funds Withdrawal/Transfer Certificate, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate as being (x) any Operation and Maintenance Expenses due or reasonably expected to become due within the next quarter that were not paid to the Operating Account pursuant to priority first, and (y) any Subordinated Affiliate Payments then due or previously due and not yet paid; provided, that after such Operation and Maintenance Expenses and Subordinated Affiliate Payments have been made to the applicable payees pursuant to this priority eighth and identified in the Funds Withdrawal/Transfer Certificate, the remaining amount in the Revenue Account shall not be less than the Minimum Prepaid Expenses Amount;

(ix) Ninth, on each Quarterly Payment Date after a Qualified Customer has been downgraded by Moody’s or S&P to a credit rating lower than Investment Grade, to the Lender, the amount certified by the Borrower in such Funds Withdrawal/Transfer Certificate, or otherwise determined by the Lender, as being the amount necessary to cause the Prospective Debt Service Coverage Ratio (calculated quarterly over a period from the date of determination through the fifty-eighth (58th) Quarterly Payment Date after the Date Certain) to equal [***], solely with respect to Loans attributable to the Systems that are subject to an Offtake Agreement with such downgraded Qualified Customer; and

(x) Tenth, on each Quarterly Payment Date that is at least ninety (90) days after the Date Certain, if no Event of Default has occurred and is continuing, to the Restricted Payments Account, any remaining amounts in the Revenue Account in excess of the Minimum Prepaid Expenses Amount.

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(d) Instructions to Project Document Counterparties. The Borrower hereby acknowledges that it has irrevocably instructed each counterparty to each Project Document pursuant to which payments may be made to or received by the Borrower to make all such payments directly to the Lender for deposit in, or to be credited to, the Revenue Account and agrees that it will so instruct counterparties to any Project Document executed after the date hereof.

4.3 Operating Account.

(a) Deposits to Operating Account. Funds shall be deposited into the Operating Account pursuant to priority first and eighth of Section 4.2(c) of this Agreement and otherwise in accordance with the terms hereof.

(b) Withdrawals from Operating Account. Unless a Notice of Suspension is in effect or an Event of Default has occurred and is continuing or would occur after giving effect to any application of funds contemplated hereby, and so long as adequate funds are then available in the Operating Account, the Borrower may from time to time (but not more frequently than once per week), by delivery of a Funds Withdrawal/Transfer Certificate to the Accounts Bank (with a copy to the Lender), withdraw or transfer funds from the Operating Account as may be necessary to pay directly any amounts owed by the Borrower for Operation and Maintenance Expenses then due and payable; provided, that such Funds Withdrawal/Transfer Certificate is delivered to the Accounts Bank (with a copy to the Lender) at least two (2) Business Days prior to such proposed withdrawal or transfer date. The Borrower hereby covenants and agrees to apply such amounts exclusively to the payment of Operation and Maintenance Expenses (x) in amounts, to the Persons and otherwise in accordance with the information submitted in the Funds Withdrawal/Transfer Certificate that resulted in the funding of the Operating Account pursuant to Section 4.2 and (y) otherwise in accordance with Section 7.01(j)(iii) of the Credit Agreement.

4.4 Debt Service Reserve Account.

(a) Deposits to Debt Service Reserve Account. Funds shall be deposited into the Debt Service Reserve Account pursuant to priority sixth of Section 4.2(c), Section 6.02(g) of the Credit Agreement and otherwise in accordance with the terms hereof and the terms of the other Financing Documents.

(b) Withdrawals from Debt Service Reserve Account. If the amounts on deposit in the Revenue Account are at any time insufficient for the purposes of paying Debt Service then due and payable, the Lender or the Borrower may direct the Accounts Bank to withdraw Monies from the Debt Service Reserve Account on the date on which payment of such Debt Service is due and payable (to the extent that sufficient funds are then available) and transfer such Monies to the Lender in an amount necessary to cause such Debt Service to be paid in full. Within two (2) Business Days of receipt of such written notification from the Lender, the Accounts Bank shall cause funds held in the Debt Service Reserve Account to be applied pursuant to the instructions set forth in such written notification.

(c) Excess in Debt Service Reserve Account. If at any time amounts on deposit in or credited to the Debt Service Reserve Account exceed the amount required to be deposited therein or credited thereto pursuant to this Agreement, the Credit Agreement and the other Financing Documents after giving effect to the transfers made pursuant to this Section 4.4, the Borrower may, by delivery of written notice to the Lender (which shall include a certification from the Borrower that, both before and after giving effect to such transfer, the amount on deposit in the Debt Service Reserve Account would be equal to or greater than the Debt Service Reserve Required Amount), request the transfer of such excess amount from the Debt Service Reserve Account to the Revenue Account. As promptly as practicable following receipt by the Lender of such request, so long as no Notice of Suspension has been delivered that has not been withdrawn and no Event of Default has occurred and is continuing or would occur after giving effect to any application of funds contemplated therein, the Lender shall direct the Accounts Bank, in writing, to make the transfers described in such request (which transfers shall be made within two (2) Business Days of such request). Upon receipt of such written notification from the Lender, the Accounts Bank shall cause funds held in the Debt Service Reserve Account to be applied pursuant to the instructions set forth in such written notification.

4.5 Restricted Payments Account.

(a) Deposits to Restricted Payments Account. Funds shall be transferred to the Restricted Payments Account pursuant to priority tenth of Section 4.2(c) and otherwise in accordance with the terms hereof and the terms of the other Financing Documents.

(b) Withdrawals from Restricted Payments Account by the Borrower. Upon the satisfaction of all of the conditions for Restricted Payments set forth in Section 7.02(r) of the Credit Agreement, the Borrower may, by delivery to the Lender of a Restricted Payments Certificate, request the transfer of all or any portion of the Monies on deposit in or credited to the Restricted Payments Account to the Pledgor. As promptly as practicable following receipt by the Lender of such Restricted Payments Certificate, so long as no Notice of Suspension has been delivered that has not been withdrawn and no Event of Default has occurred and is continuing or would occur after giving effect to any application of funds contemplated therein, the Lender shall direct the Accounts Bank to make the transfers described in such Restricted Payments Certificate. Upon receipt of such written notification from the Lender, the Accounts Bank shall cause funds held in the Restricted Payments Account to be applied pursuant to the instructions set forth in such written notification; provided, that if at the time of any such withdrawal the nominal balance of the Tracking Account is a positive amount, then the Lender shall instruct the Accounts Bank first to pay to or for the benefit of the Credit Protection Insurer the amount that corresponds to the positive balance of the Tracking Account (and the Lender shall record the amount of such payment as a debit in the Tracking Account) and thereafter to pay to the Pledgor any remaining amount available to be released from the Restricted Payments Account.

(c) Withdrawals from Restricted Payments Account by the Lender. If any Monies have remained on deposit in or credited to the Restricted Payments Account for more than four (4) consecutive Quarterly Periods without satisfaction of the conditions for the making of Restricted Payments set forth in Section 7.02(r) of the Credit Agreement, the Lender may, by delivery of written notification to the Accounts Bank, request the transfer all or a portion of such

Monies to the Lender, to be applied by the Lender as a prepayment of the Loans pursuant to, and to the extent provided in, Section 3.08(b) of the Credit Agreement. Upon receipt of such written notification from the Lender, the Accounts Bank shall cause funds held in the Restricted Payments Account to be applied pursuant to the instructions set forth in such written notification.

4.6 Insurance, Condemnation and Extraordinary Proceeds Account.

(a) Deposits into the Insurance, Condemnation and Extraordinary Proceeds Account. Until the Discharge Date, the Borrower shall cause all Insurance Proceeds, all Condemnation Proceeds and all Extraordinary Proceeds to be deposited in or credited to the Insurance, Condemnation and Extraordinary Proceeds Account.

(b) Withdrawals from the Insurance, Condemnation and Extraordinary Proceeds Account. The Borrower shall not make, direct, or request the Accounts Bank to make, any withdrawals from the Insurance, Condemnation and Extraordinary Proceeds Account except as permitted by this Section 4.6 and provided that no Notice of Suspension has been delivered that has not been withdrawn and no Event of Default has occurred and is continuing or would occur as a result of such transfer or withdrawal.

(i) Insurance Proceeds or Condemnation Proceeds of $[***] or Less. The Borrower may apply any Insurance Proceeds (other than amounts received from theCredit Protection Insurer pursuant to the Credit Protection Insurance Policy) and Condemnation Proceeds deposited into the Insurance, Condemnation and Extraordinary Proceeds Account in amounts less than or equal to [***] Dollars ($[***]) arising from any one claim or anyseries of claims relating to the same occurrence directly for the replacement or repair of damagedassets to which such Insurance Proceeds and Condemnation Proceeds relate. To effect such transfers, the Borrower may from time to time (but not more frequently than once per week) deliver to the Accounts Bank (with a copy to the Lender), at least five (5) Business Days in advance of any such proposed transfers or withdrawals from the Insurance, Condemnation and Extraordinary Proceeds Account, an Insurance, Condemnation and Extraordinary Proceeds Request Certificate, which shall include a certification that such written notification is being delivered, and the withdrawals specified therein are being directed, in accordance with this Agreement and the other Financing Documents, and that the directed withdrawals or transfers will be used exclusively for repair or replacement of damaged assets to which such Insurance Proceeds and Condemnation Proceeds relate.

(ii) Insurance Proceeds or Condemnation Proceeds in Excess of $[***]. The Borrower may apply any Insurance Proceeds (other than amounts received from the Credit Protection Insurer pursuant to the Credit Protection Insurance Policy) and Condemnation Proceeds deposited into the Insurance, Condemnation and Extraordinary Proceeds Account in amounts greater than [***] Dollars ($[***]) arising from any one claim or any series of claims relating to the same occurrence directly for repair or replacement of damaged assets to which such Insurance Proceeds or Condemnation Proceeds relate only if, within sixty (60) days after the occurrence of the Casualty Event or Event of Taking (or such later date as may be acceptable to the Lender) giving rise to such proceeds, the Borrower delivers a Restoration or Replacement Plan to the Lender and the Independent Engineer with respect to

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such Casualty Event or Event of Taking that is based upon or accompanied by, as applicable, each of the following:

(A) a description of the nature and extent of such Casualty Event or Event of Taking;

(B) a bona fide assessment of the estimated cost and time needed to restore or replace the Systems to substantially the same value and general performance capability as prior to such event;

(C) reasonably satisfactory evidence that such Insurance Proceeds and Condemnation Proceeds, together with other funds to be provided by or on behalf of the Borrower, are sufficient to make the necessary restorations or replacements;

(D) a certificate of an Authorized Officer of the Borrower that (1) all work contemplated to be done under the Restoration or Replacement Plan is reasonably expected to be done within the time periods, if any, required under any Project Document; (2) all Governmental Approvals necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (3) the System(s) once repaired/restored will continue to perform at or better than the annual levels set forth in then-current Operating Budget (or other levels approved by the Lender);

(E) the Casualty Event or Event of Taking (including the non-operation of the Systems during any period of repair or restoration) has not resulted or would not reasonably be expected to result in a default giving rise to a termination of, or a materially adverse modification of, one or more of the Governmental Approvals necessary for the continued operation of the System that suffered such Casualty Event or Event of Taking or of one or more Project Documents (or, in the case of a default giving rise to a termination of a Project Document, either (x) an agreement replacing such Project Document, in form and substance, and with a counterparty, reasonably satisfactory to the Lender is entered into within thirty (30) days thereof, or (y) such termination could not reasonably be expected to result in a Material Adverse Effect);

(F) after taking into consideration the availability of such Insurance Proceeds or Condemnation Proceeds, Business Interruption Insurance Proceeds and any additional funded equity contributions for the purpose of covering such costs, there will be adequate amounts available to pay all ongoing expenses including Debt Service during the period of repair or restoration;

(G) contractors and vendors of recognized skill, reputation and creditworthiness have executed reconstruction contracts, purchase orders or similar arrangements for the repair, rebuilding or restoration; and

(H) a confirmation by the Independent Engineer of its agreement with the matters set forth in Section 4.6(b)(ii)(A)-(G) and its approval of such Restoration or Replacement Plan.

Following the Lender’s approval of such Restoration or Replacement plan and confirmation that the conditions referred to in Section 4.6(b) have been satisfied, the Borrower may from time to time (but not more frequently than once per week) deliver to the Accounts Bank (with a copy to the Lender), at least five (5) Business Days in advance of any such proposed transfers or withdrawals from the Insurance, Condemnation and Extraordinary Proceeds Account, an Insurance, Condemnation and Extraordinary Proceeds Request Certificate, which shall include a certification that such written notification is being delivered, and the withdrawals specified therein are being directed, in accordance with this Agreement and the other Financing Documents, and that the directed withdrawals or transfers will be used exclusively for repair or replacement of damaged assets to which such Insurance Proceeds and Condemnation Proceeds relate in accordance with an approved Restoration or Replacement Plan.

(iii) Mandatory Prepayment. If (A) the Borrower does not deliver such Restoration or Replacement Plan and the accompanying deliveries referred to in Section 4.6(b)(ii) within such sixty (60) day period, or (B) after the completion of any repair or restoration of assets with Insurance Proceeds and Condemnation Proceeds, there are excess Insurance Proceeds and Condemnation Proceeds on deposit in or standing to the credit of the Insurance, Condemnation and Extraordinary Proceeds Account, the Lender may, by delivery of written notification to the Accounts Bank, request the transfer of an amount equal to such Insurance Proceeds and Condemnation Proceeds to the Lender, to be applied by the Lender as a prepayment of the Loans pursuant to Section 3.08(a)(i) of the Credit Agreement. Upon receipt of such written notification from the Lender, the Accounts Bank shall cause funds held in the Insurance, Condemnation and Extraordinary Proceeds Account to be applied pursuant to the instructions set forth in such written notification.

(iv) Credit Protection Insurance Policy Proceeds. Promptly upon receiving any amounts from the Credit Protection Insurer pursuant to the Credit Protection Insurance Policy, the Lender shall, or the Borrower shall pay over to the Lender to, apply all such amounts as prepayments of the Loans pursuant to Section 3.08 of the Credit Agreement.

(c) Withdrawals of Asset Disposal Proceeds. If at any time any Extraordinary Proceeds resulting from an asset disposal permitted under Section 7.02(f) (Negative Covenants – Asset Dispositions) of the Credit Agreement are deposited into the Insurance, Condemnation and Extraordinary Proceeds Account, then on any Quarterly Payment Date:

(i) Amounts of $[***] or Less. If such proceeds are in an aggregate amount of [***] Dollars ($[***]) or less (taken together with any other proceeds of asset disposals deposited in the Insurance, Condemnation and Extraordinary Proceeds Account during then-current Fiscal Year), the Borrower may submit an Insurance, Condemnation and Extraordinary Proceeds Request Certificate tothe Accounts Bank (with a copy to the Lender), certified by a Financial Officer of the Borrower, directing the transfer of such funds to the Revenue Account. Until receipt of a Notice of Suspension by the Accounts Bank, the Accounts Bank may follow the instructions of the Borrower under this Section 4.6(c)(i) without any consent of or instructions from the Lender or any other Person.

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(ii) Amounts in Excess of $[***]. If such proceeds are in an amount greater than [***] Dollars ($[***]) (taken together with any otherproceeds of asset disposals deposited in the Insurance, Condemnation and Extraordinary Proceeds Account during then-current Fiscal Year), such amounts shall be transferred, upon the written instruction of the Borrower or the Lender, to the Lender as a prepayment of the Loans in accordance with Section 3.08(a)(i) (Mandatory Prepayment – Special Events) of the Credit Agreement. Until receipt of a Notice of Suspension by the Accounts Bank, the Accounts Bank may follow the instructions of the Borrower underthis Section 4.6(c)(ii) without any consent of or instructions from the Lender or any otherPerson.

(d) Withdrawal of Project Document Termination Payments. If at any time any Extraordinary Proceeds consisting of Project Document Termination Payments are deposited into the Insurance, Condemnation and Extraordinary Proceeds Account, then, on any Quarterly Payment Date, an amount shall be transferred, upon the written instruction of the Borrower or the Lender, to the Lender for application as a prepayment of the Loans in accordance with Section 3.08(a)(i) (Mandatory Prepayment – Special Events) of the Credit Agreement, in the amount necessary for the principal amount of the Loans remaining after such prepayment to be an amount projected to meet the Debt Sizing Test through the Maturity Date under the Financial Models, assuming for purposes of such calculation a reduction in the Portfolio capacity to the actual Portfolio nameplate capacity and that each of the remaining Systems (if any) operates during future periods at the same capacity factor as such remaining Systems operated during the twelve (12) month period preceding the date of calculation but otherwise changing no assumptions in the Financial Models, with any portion of the Project Document Termination Payment remaining after such application to be deposited in the Revenue Account. Until receipt of a Notice of Suspension by the Accounts Bank, the Accounts Bank may follow the instructions of the Borrower under this Section 4.6(d) without any consent of or instructions from the Lender or any other Person.

4.7 Funds as Collateral. All cash, Cash Equivalents, instruments, securities and other investment property on deposit in or credited to the Project Accounts shall be subject to the Lien of the Lender pursuant to the Security Documents, and shall be held by the Lender as collateral for the Obligations.

4.8 Investment.

(a) Each amount deposited in or credited to a Project Account from time to time shall, from the time it is so deposited or credited until the time it is withdrawn from that Project Account (whether for the purpose of making an investment in Cash Equivalents or otherwise applied in accordance with the terms of this Agreement), earn interest at such rates as may be agreed from time to time by the Borrower, the Lender and the Accounts Bank.

(b) Prior to the receipt by the Accounts Bank of a Notice of Suspension, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time, at the risk and expense of the Borrower, solely in such Cash Equivalents as an Authorized Officer of the Borrower shall direct in writing (which may be in the form of a

[***] Confidential Treatment Requested

standing instruction). In the absence of such instruction from the Borrower, the Accounts Bank shall have no obligation to invest any funds in the Project Accounts. The Borrower shall select Cash Equivalents having such maturities as shall cause the Project Accounts to have a cash balance as of any day sufficient to cover the transfers to be made from the Project Accounts on such day in accordance with this Agreement, the Credit Agreement, the other Financing Documents, the Project Documents and any Additional Project Documents. Upon delivery by the Lender to the Accounts Bank of a Notice of Suspension and until written revocation of such Notice of Suspension is delivered to the Accounts Bank by the Lender, any amounts held by the Accounts Bank in the Project Accounts shall be invested by the Accounts Bank from time to time solely in such Cash Equivalents as the Lender, in its sole discretion, may direct; provided, that the Accounts Bank’s obligation to invest such amounts is conditioned upon receipt by the Accounts Bank of a valid United States Department of the Treasury Internal Revenue Service tax Form W-9 in accordance with Section 4.8(e). Neither the Accounts Bank nor the Lender shall be held liable for the selection of Cash Equivalents, for determining whether an investment constitutes a Cash Equivalent or by reason of any insufficiency in the any Project Account resulting from any loss on any investment included therein. In addition, neither the Accounts Bank nor the Lender shall have any liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Borrower to provide timely written investment direction.

(c) In the event that the cash balance in any of the Project Accounts is as of any day insufficient to cover the transfers to be made from such Project Account on such day (and if advised in writing by the Lender or the Borrower of such circumstances), the Lender may (but shall not be obligated to) direct the Accounts Bank, without instructions from the Borrower, to sell or liquidate the Cash Equivalents standing to the credit of such Project Account (without regard to maturity date) in such manner as the Lender may direct in order to obtain cash at least sufficient to make such transfers and to pay any expenses and charges incurred in connection with effecting any such sale or liquidation, which expenses and charges the Accounts Bank shall be authorized to pay with cash on deposit in such Project Account. Neither the Accounts Bank nor the Lender shall be liable to any Person for any loss suffered because of any such sale or liquidation.

(d) All interest and other investment income earned from investments in Cash Equivalents made from amounts in any Project Account shall remain in such Project Account until transferred from such Project Account in accordance with the terms of this Agreement.

(e) It is acknowledged by the parties hereto that all investment income earned on amounts on deposit in or credited to the Project Accounts for all Tax purposes shall be attributed to and be income of the Borrower. The Borrower shall be responsible for determining any requirements for paying Taxes or reporting or withholding any payments for Tax purposes hereunder. The Borrower shall prepare and file all Tax information required with respect to the Project Accounts. The Borrower agrees to indemnify and hold the Lender and the Accounts Bank harmless against all liability for Tax withholding and/or reporting for any investment income earned on the Project Accounts and payments in respect thereof. Such indemnities shall survive the termination or discharge of this Agreement or resignation or removal of the Accounts Bank. Neither the Lender nor the Accounts Bank shall have any obligation with respect to the making of or the reporting of any payments for Tax purposes. From time to time, and as reasonably requested by the Accounts Bank, the Borrower shall provide to the Accounts Bank a United States Department of the Treasury Internal Revenue Service tax Form W-9 or other appropriate form required with respect to the withholding or exemption from withholding of income tax on any investment income earned on the Project Accounts. The Accounts Bank shall be entitled to request from the Borrower, and rely on, an opinion of legal counsel (which may be counsel to the Borrower) in connection with the reporting of any earnings with respect hereto.

4.9 Inadequately Identified Amounts. In the event that the Lender receives notice from the Accounts Bank with respect to any amount which is inadequately or incorrectly identified as to the Project Account into which such amount is to be credited, the Lender shall notify the Borrower of such event and shall consult with the Borrower as to the Project Account into which such amount should be credited. The Lender shall direct the Accounts Bank to credit such amount to the Revenue Account until such time as the Lender and the Borrower agree on which other Project Account should be credited in accordance with the Financing Documents, in which case the Lender shall direct the Accounts Bank to credit such amount to the such other Project Account.

4.10 Other Bank and Securities Accounts. Upon (a) the establishment of any bank or securities account (in addition to the Project Accounts set forth hereunder) in which the Borrower has any right, title or interest and which is established in any way in connection with the Systems, and (b) any changes in the account number or other identifying attributes of any Project Account or such other bank or securities account, and at any other time and from time to time when reasonably requested by the Lender, the Borrower shall execute and deliver to the Lender, as security for the Obligations, such amendments or supplements to this Agreement and any other documents as are necessary or reasonably appropriate that are so requested by the Lender to create and perfect: (i) in the case of all Project Accounts, a first-priority Lien (subject only to Permitted Liens) in favor of the Lender; and (ii) in the case of any other bank or securities account, a first-priority Lien (subject only to Permitted Liens) in favor of the Lender, over the Borrower’s right, title and interest in and to such Project Account or such other bank or securities account, from time to time as security for the Obligations.

4.11 Optional Prepayment of Loan from Reserve Accounts. If on any date, the aggregate amount of all Monies on deposit in the Debt Service Reserve Account and the Restricted Payments Account exceeds the outstanding principal amount of the Loans and all other Obligations of the Borrower owing under the Financing Documents, then the Borrower may make a voluntary prepayment of the Loans and such Obligations from such Monies in such Project Accounts in accordance with Section 3.07 of the Credit Agreement.

4.12 Accounts Information.

(a) The Accounts Bank will:

(i) within fifteen (15) Business Days after the end of the month in which the first deposit is made into any Project Account and within fifteen (15) Business Days after the end of each month thereafter, provide the Borrower and the Lender a report with respect to the Project Accounts, setting forth in reasonable detail all deposits to and disbursements from each of the Project Accounts during such month, including the date on which made, and the balances of and any investments in each of the Project Accounts at the end of such month;

(ii) within ten (10) Business Days after receipt of any written request by the Borrower or the Lender, provide to the Borrower or the Lender, as the case may be, such other information as the Borrower or the Lender, as the case may be, may reasonably specify regarding all Cash Equivalents and any other investments made by the Accounts Bank pursuant hereto and regarding amounts available in the Project Accounts; and

(iii) without in any way limiting the foregoing, provide the Borrower and the Lender with such additional information regarding the Project Accounts as the Borrower or the Lender may reasonably request from time to time.

(b) The Accounts Bank will maintain all of the Project Accounts and all books and records with respect thereto as may be necessary to record properly all transactions carried out by it under this Agreement.

(c) If, to the knowledge of the Accounts Bank, any Cash Equivalent ceases to be a Cash Equivalent, the Accounts Bank will, as soon as reasonably practicable after becoming aware of such cessation, notify the Lender and the Borrower in writing of such cessation and, upon the written direction of the Borrower (or, if the Borrower fails to provide direction within three (3) Business Days of the date of the Accounts Bank’s notice, upon the written direction of the Lender), will cause the relevant investment to be replaced by a Cash Equivalent or by cash; provided, that this Section 4.12(c) will not oblige the Accounts Bank to liquidate any investment earlier than its normal maturity date unless (i) directed to do so under Section 4.8 or (ii) the maturity date of the relevant investment exceeds the maturity date that would enable it tocontinue to qualify as a Cash Equivalent; and provided, further, the Accounts Bank shall have noliability in the event it fails to send such notice to the Borrower or the Lender.

ARTICLE 5

DEFAULT AND ENFORCEMENT

5.1 Notices of Suspension of Project Accounts.

(a) The Lender may suspend the right of the Borrower to withdraw or otherwise deal with any funds deposited in or credited to the Project Accounts at any time during the occurrence and continuance of an Event of Default by delivering a written notice to the Accounts Bank (with a copy to the Borrower) (a “Notice of Suspension”).

(b) Notwithstanding any other provision of the Credit Agreement or any other Financing Document to the contrary, after the issuance by the Lender of a Notice of Suspension in accordance with Section 5.1(a) and until such time as the Lender advises the Accounts Bank and the Borrower in writing that it has withdrawn such Notice of Suspension (which it shall do promptly if such Event of Default is no longer continuing or has been waived), no amount may be withdrawn by the Borrower from any Project Account, including for investment in Cash Equivalents, without the express prior written consent of the Lender.

5.2 Lender Appointed Attorney-in-Fact. The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority, if a Notice of Suspension has been delivered by the Lender and until such Notice of Suspension has been withdrawn, to take any action and to execute any and all documents and instruments in the place and stead of the Borrower and in the name of the Borrower or otherwise, that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement in a commercially reasonable manner to the extent required by the UCC, without notice to the Borrower, including:

(a) if an Event of Default has occurred and is continuing, to exercise the rights and remedies set forth in this Agreement and the other Financing Documents;

(b) to take any action that the Lender may, in its discretion and at the Borrower’s expense, deem necessary or appropriate (i) to perfect, maintain and enforce any security interest or other Lien created in favor of the Lender, (ii) to create, perfect, maintain and enforce any security interest or other Lien granted or purported to be granted hereby or (iii) to otherwise accomplish the purposes of this Agreement;

(c) to receive, endorse and collect all funds or other property in which the Borrower has an interest and that would constitute Collateral under the terms of this Agreement or the other Financing Documents, in each case representing any proceeds, dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed necessary or appropriate by the Lender for the purpose of collecting any and all of such proceeds, dividends, payments or other distributions;

(d) to pay or discharge taxes and liens levied or placed on the Collateral; provided, that the Lender shall use commercially reasonable efforts to notify the Borrower of such taxes prior to payment thereof to the relevant Governmental Authority;

(e) (i) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Lender or as the Lender may direct, (ii) to ask or make, demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any of the Collateral, (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any of the Collateral, (iv) to defend any suit, action or proceeding brought against the Borrower with respect to any of the Collateral and (v) to settle, compromise or adjust any suit, action or proceeding described in Sections 5.2(e)(iii) and (iv) and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate;

(f) to execute, in connection with any sale, lease, license or other disposition permitted to be made by the Lender hereunder, any endorsements, assignments, transfer statements or other instruments of conveyance or transfer with respect to the Collateral, and to file or register the same if required by applicable Law; and

(g) to communicate in its own name with any party to any agreement or instrument included in the Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument.

5.3 Enforcement.

(a) Notwithstanding any other provision of the Credit Agreement or any other Financing Document to the contrary, the Lender or its designee may at any time during the occurrence and continuance of an Event of Default, and following delivery of a Notice of Suspension that has not been withdrawn (provided, that any failure to deliver such notice shall not affect the validity of any actions taken under this Section 5.3) take enforcement action with respect to the Project Accounts and the Collateral as provided in Article VI of the Security Agreement. Without limitation and in addition to any and all rights with respect to the Project Accounts and the Collateral under the Credit Agreement or any other Financing Document, the Lender may take enforcement action by:

(i) personally, or by attorneys, taking possession of the Project Accounts and the Collateral or any part thereof, from the Accounts Bank, the Borrower or any other Person that then has possession of any part thereof with or without notice or process of law;

(ii) instructing any obligor, guarantor or counterparty to any agreement, instrument or other obligation in respect of or relating to the Borrower or the Project Accounts and the Collateral to make any payment required by the terms of such agreement, instrument or obligation directly to the Lender;

(iii) taking possession of the Project Accounts and the Collateral or any part thereof by directing the Accounts Bank or the Borrower, as the case may be, to deliver the same to the Lender at any place or places designated by the Lender;

(iv) foreclosing on the Collateral as herein provided or in any manner permitted by applicable Law (including through any permitted non-judicial foreclosure) either concurrently or in such order as the Lender may determine without affecting the rights or remedies to which the Lender may be entitled under this Agreement, the Credit Agreement, or any other Financing Document. The Borrower hereby waives, to the extent permitted by applicable Law, notice and judicial hearing in connection with the Lender’s taking possession or commencing any collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, licensing, conveyance, assignment, transfer, liquidation, or other disposition of or realization upon any or all of the Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any right to any such notice which the Borrower would otherwise have under applicable Law;

(v) withdrawing any and all cash and liquidating any and all funds in any of the Project Accounts and applying such funds in accordance with Section 5.5 of this Agreement; or

(vi) selling, assigning or otherwise liquidating the Project Accounts or the Collateral, or any part thereof, at a public or private sale, for cash, upon credit or for future delivery, and at such prices as the Lender may deem satisfactory, and taking possession of the proceeds of any such sale or liquidation.

(b) Notwithstanding anything to the contrary in this Agreement, the Credit Agreement or any other Financing Document, the Borrower acknowledges that if an Event of Default has occurred and is continuing, and following delivery of a Notice of Suspension to the Accounts Bank that has not been withdrawn (provided, that any failure to deliver such notice shall not affect the validity of any actions taken under this Section 5.3(b)), the Lender is entitled to apply amounts deposited in or credited to any Project Account as contemplated in Section 5.5 of this Agreement.

(c) The Lender may, during the continuance of an Event of Default, and at any time following the delivery of a Notice of Suspension to the Accounts Bank and until such notice has been withdrawn (provided, that any failure to deliver such notice shall not affect the validity of any actions taken under this Section 5.3(b)), exercise its rights under this Section 5.3 as frequently, and as many times, as it considers appropriate.

5.4 Lender’s Discretionary Powers. Nothing in this Article V shall impair the right of the Lender in its discretion to take or omit to take any action deemed proper by the Lender and which action or omission is consistent with the provisions of this Agreement and the other Financing Documents.

5.5 Application of Payments and Proceeds.

(a) Notwithstanding any provision of this Agreement or any other Financing Document to the contrary, all payments received or collected by the Lender (including proceeds from the realization of Collateral) upon the occurrence and during the continuance of an Event of Default or after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded), upon the occurrence of a termination event (as defined under a Secured Rate Contract) with the Borrower as the affected party, upon an Event of Default (as defined under a Secured Rate Contract) with respect to which the Borrower is the defaulting party under a Secured Rate Contract, or upon the designation of an early termination date with respect to any Secured Rate Contract with the Borrower as the defaulting or affected party, shall be applied as follows:

(i) first, to payment of fees, costs, expenses and any other amounts payable or reimbursable by the Borrower to the Accounts Bank, in each case, in accordance with Section 7.8 of this Agreement;

(ii) second, to payment of costs and expenses payable or reimbursable by the Borrower to the Lender under the Financing Documents;

(iii) third, to (A) the payment of all accrued and unpaid interest on the Obligations and fees owed to the Lender, and (B) the payment of any ordinary-course settlement payments (including “Unpaid Amounts” as defined in any Secured Rate Contract) then due and payable to any Secured Swap Provider under its Secured Rate Contracts, after such ordinary-course settlement payments have been reduced by the amount of any cash collateral that has been made available to such Secured Swap Provider to secure the obligations under such Secured Rate Contract;

(iv) fourth, to (A) the payment of principal of the Loans; (B) the payment of all termination payments (but excluding Unpaid Amounts paid under clause “second” above) under the Secured Rate Contracts then due and payable to any Secured Swap Provider, after such termination payments have been reduced by the amount of any cash collateral that has been made available to such Secured Swap Provider to secure the obligations under such Secured Rate Contract; and (C) the cash collateralization of any other unmatured Secured Swap Obligations in an amount necessary to secure the obligations of the Borrower to any Secured Swap Provider under its Secured Rate Contracts;

(v) fifth, to payment of any other amounts owing constituting Obligations; and

(vi) sixth, any remainder shall be for the account of and paid to whomever may be lawfully entitled thereto.

In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (y) the Lender, each Secured Swap Provider and each other Person entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses third, fourth and fifth above.

(b) The Borrower shall have no right to specify the order or the accounts to which the Lender shall allocate or apply any payments required to be made by the Borrower to the Lender or otherwise received by the Lender under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c) When the Accounts Bank and the Lender incur expenses or render services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy Law.

ARTICLE 6

TERMINATION

On the Discharge Date, all rights to the Collateral that have not been sold or otherwise applied pursuant to the terms hereof or any other Financing Document shall automatically revert to the Borrower, its successors or assigns, or otherwise as a court of competent jurisdiction may direct. Upon any such termination, the Lender will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

ARTICLE 7

THE ACCOUNTS BANK

7.1 Duties of the Accounts Bank.

(a) The Accounts Bank, acting as securities intermediary, will have the obligations of a “securities intermediary” under Article 8 of the UCC, and acting as a bank with respect to the Project Accounts, will have the obligations of a “bank” under Article 9 of the UCC. The Accounts Bank will also have those duties and responsibilities expressly set forth in this Agreement, and no additional duties, responsibilities, obligations or liabilities shall be inferred from the provisions of this Agreement or imposed on the Accounts Bank. The Accounts Bank will act at the written direction of the Lender and, as expressly provided in this Agreement, the Borrower, but will not be required to take any action that is contrary to this Agreement or applicable Law or that, in its reasonable judgment, would involve it in expense or liability, unless it has been furnished with adequate indemnity and/or security against such expense or liability. The Accounts Bank will have no responsibility to ensure the performance by any other party of its duties and obligations hereunder. The Accounts Bank will use the same care with respect to the safekeeping and handling of property held in the Project Accounts as the Accounts Bank uses in respect of property held for its own sole benefit. The provisions of this Article 7 are solely for the benefit of the Accounts Bank and the Lender.

(b) In performing its functions and duties under this Agreement, the Accounts Bank will act solely as the depository of the Lender, and as securities intermediary or as a bank, as the case may be, with respect to the Project Accounts for the benefit of the Lender. The Accounts Bank does not assume and will not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any Person other than the Lender. Neither the Lender nor the Borrower will have any rights against the Accounts Bank hereunder, other than for the Accounts Bank’s gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction. Except as otherwise expressly provided in this Agreement, the Borrower will not have any right to direct the Accounts Bank to distribute or allocate any funds, instruments, securities, financial assets or other assets in the Project Accounts or to withdraw or transfer any funds, instruments, securities, financial assets or other assets from the Project Accounts. Except as otherwise expressly provided in this Agreement, the Lender will have the sole right to issue directions and instructions to the Accounts Bank, acting as securities intermediary or bank, as the case may be, in accordance with this Agreement, and to issue entitlement orders with respect to the Project Accounts. It is expressly understood and agreed that any investment made with funds held in the Project Accounts may be made only in accordance with the express provisions of Section 4.8 and, when an investment is so made, it is expressly understood and agreed that such investment was made with the permission of the Lender in the exercise of its exclusive possession of, and dominion and control over, the Project Accounts, which it maintains through the Accounts Bank.

7.2 Exculpatory Provisions.

(a) Neither the Accounts Bank nor any of its directors, officers, employees or agents will have any duties or obligations except those expressly set forth herein or required by applicable law. Without limiting the generality of the foregoing, the Accounts Bank shall not:

(i) be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Accounts Bank is required to exercise as directed in writing by the Lender; provided, that the Accounts Bank shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Accounts Bank to liability or that is contrary to this Agreement or applicable Law; and provided, further, that no such direction given to the Accounts Bank that in the sole judgment of the Accounts Bank imposes, or purports to impose, or might reasonably be expected to impose upon the Accounts Bank any obligation or liability not set forth herein or arising hereunder shall be binding upon the Accounts Bank unless the Accounts Bank, in its sole discretion, accepts such direction;

(iii) except as expressly set forth herein, have any duty to disclose, nor shall the Accounts Bank be liable for any failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Accounts Bank or any of its Affiliates in any capacity; or

(iv) be required to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, this Agreement other than on the instructions of the Lender together with such security or indemnity from the Lender as the Accounts Bank may require in its sole discretion.

(b) Neither the Accounts Bank nor any of its directors, officers, employees or agents shall be liable for any action taken or not taken by it (i) with the prior written consent or at the request of the Lender, (ii) as may be reasonably necessary, or as the Accounts Bank may believe in good faith to be necessary, under the circumstances as provided in Section 2.1 or (iii) in the absence of its own gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction.

(c) Neither the Accounts Bank nor any of its directors, officers, employees or agents shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, the Credit Agreement, or any other Financing Document, (ii) the contents of any certificate, report, opinion or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein (including the use of proceeds) or the occurrence or continuance of any Event of Default, (iv) the validity, enforceability, effectiveness, genuineness or admissibility in evidence of this Agreement, the Credit Agreement, any other Financing Document, or any other agreement, instrument or document, or the perfection or priority of any Lien or security interest created or purported to be created by any Security Document (or title to or rights in any collateral under any Security Document), or (v) the satisfaction of any condition set forth in Article VI of the Credit Agreement or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Accounts Bank under this Agreement.

(d) The Accounts Bank may, unless and until it has received directions from the Lender, take such action or refrain from taking such action in respect of an Event of Default of which the Accounts Bank has been advised in writing by the Lender as it shall reasonably deem advisable in the best interests of the Lender (but shall not be obligated to do so).

(e) The Accounts Bank shall not be under any duty to give the funds deposited with it hereunder any greater degree of care than it gives the property of its other customers and shall not be required to invest any funds held hereunder except as directed in accordance with this Agreement. The Accounts Bank’s duties under this Agreement are ministerial in nature. Except as provided herein, the Accounts Bank shall not incur any liability for any action taken or omitted in reliance upon any Funds Withdrawal/Transfer Certificates, Insurance Condemnation and Extraordinary Proceeds Request Certificates or other certificate, instrument, order, request, direction or instruction that the Accounts Bank shall in good faith believe to be genuine and in accordance with this Agreement. The Accounts Bank shall not be responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement. The Accounts Bank shall have no duty to risk or advance its own funds in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable and documented grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. All requests, directions, certificates and notices to be furnished to the Accounts Bank hereunder shall be in writing. The Accounts Bank shall not be responsible for the provisions or requirements of the Credit Agreement, Financing Documents (other than this Agreement) or any other document to which the Accounts Bank is not a party in its capacity as such. In no event shall the Accounts Bank be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Accounts Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Notwithstanding anything to the contrary contained herein, the Accounts Bank shall not be responsible for the calculation of any amounts hereunder and shall be entitled to conclusively rely on the accuracy of any and all amounts stated in each Funds Withdrawal/Transfer Certificate and Insurance Condemnation and Extraordinary Proceeds Request Certificate delivered hereunder.

7.3 Reliance by the Accounts Bank. The Accounts Bank shall be entitled to rely upon, and shall not (nor shall any of its directors, officers, employees or agents) incur any liability for relying upon, any notice, request, certificate (including, but not limited to, Funds Withdrawal/Transfer Certificates and Insurance, Condemnation and Extraordinary Proceeds Request Certificates, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person and the Accounts Bank shall not be liable for anything it may do or refrain from doing in connection with its duties or obligations hereunder except as a result of its own gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction. The Accounts Bank also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Accounts Bank may consult with legal counsel (who may be counsel for the Borrower) and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel. The Accounts Bank may at any time and from time to time solicit written instructions in the form of directions from the Lender or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement.

7.4 Written Instructions; Notices.

(a) Notwithstanding anything in this Agreement, the Credit Agreement or any other Financing Document to the contrary, the Accounts Bank shall have no obligation to (i) make any payment, transfer or withdrawal from any Project Account until it has received written direction to make such payment, transfer or withdrawal from the Lender or, to the extent expressly provided in this Agreement or otherwise with the Lender’s written confirmation, the Borrower or (ii) determine whether any payment, transfer or withdrawal from any Project Account made in accordance with any written direction from the Lender or the Borrower complies with the terms of this Agreement, the Credit Agreement or any other Financing Document. The Accounts Bank shall have no liability for, nor any responsibility or obligation to confirm, the use or application by the Borrower, the Lender or any other recipient of amounts withdrawn or transferred from any Project Account.

(b) Except as otherwise provided in this Agreement, the Accounts Bank shall take action under this Agreement only as it shall be directed in writing by the Lender. In each case that the Accounts Bank may or is required to take any action (an “Accounts Bank Action”), including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies or otherwise to act hereunder, the Accounts Bank may seek direction from the Lender and shall be entitled to refrain from such the Accounts Bank Action unless and until it has received such direction and security or indemnity satisfactory to the Accounts Bank and shall not incur any liability to any Person by reason of so refraining.

7.5 Resignation or Removal of the Accounts Bank.

(a) The Accounts Bank may resign from the performance of all its functions and duties hereunder at any time by giving thirty (30) days’ prior notice to the Borrower and the Lender. The Accounts Bank may be removed (i) at any time by the Lender, or (ii) in the event ofa material breach by the Accounts Bank of its duties hereunder, by the Borrower in consultation with the Lender. Such resignation or removal shall take effect upon the appointment of a successor Accounts Bank, in accordance with this Section 7.5.

(b) Upon the notice of resignation by the Accounts Bank or upon the removal of the Accounts Bank pursuant to Section 7.5(a), the Lender shall appoint a successor Accounts Bank hereunder, which shall be a commercial bank having a combined capital and surplus of at least Two Hundred Million Dollars ($200,000,000). If no successor Accounts Bank has been appointed and has accepted its appointment within thirty (30) days, the resigning or removed Accounts Bank may, at the expense of the Borrower, petition a court of competent jurisdiction for the appointment of a successor Accounts Bank.

(c) Such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Accounts Bank, and the retiring (or removed) Accounts Bank shall be discharged from all of its duties and obligations hereunder. After the retirement or removal of the Accounts Bank hereunder, the provisions of this Article 7 shall continue in effect for the benefit of the retiring (or removed) Accounts Bank in respect of any actions taken or omitted to be taken by it while the retiring or removed Accounts Bank was acting as the Accounts Bank.

(d) The retiring or removed Accounts Bank will promptly, upon payment of all the outstanding fees and expenses of the Accounts Bank, transfer all of the Project Accounts and the Account Collateral to the possession or control of the successor Accounts Bank and will, at the sole cost and expense of the Borrower, execute and deliver such notices, instructions and assignments (in form and substance reasonably satisfactory to the Accounts Bank) as may be reasonably necessary or desirable to transfer the rights of the Accounts Bank, together with all records and reports, with respect to the Project Accounts and the Account Collateral to the successor Accounts Bank.

7.6 No Amendment to Duties of the Accounts Bank Without Consent. The Accounts Bank shall not be bound by any waiver, amendment, supplement or modification of this Agreement that affects its rights or duties hereunder or thereunder unless the Accounts Bank has given its prior written consent, in its capacity as the Accounts Bank, thereto.

7.7 Force Majeure. In no event shall the Accounts Bank be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Accounts Bank shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

7.8 Indemnity; Fees and Expenses.

(a) The Borrower and Lender, jointly and severally, agree to indemnify and hold harmless the Accounts Bank, its officers, employees, agents and their respective Affiliates from and against any and all claims, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses and disbursements of any kind or nature whatsoever (including costs and expenses of its counsel) that may be imposed on, incurred by, or asserted against the Accounts Bank, its officers, employees, agents or their respective Affiliates by any Person in any way relating to or arising out of (i) this Agreement and the transactions hereunder (including, without limitation, enforcement of this Agreement) or (ii) any action taken or omitted by the Accounts Bank in accordance with this Agreement; provided that the Borrower and Lender will not be liable to the Accounts Bank, its officers, employees, agents or their respective Affiliates for any portion of such claims, liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements resulting from the Accounts Bank’s, its officers’, employees’, agents’ or their respective Affiliates’ gross negligence or willful misconduct as finally determined in a non-appealable order by a court of competent jurisdiction.

(b) The Borrower agrees to pay to the Accounts Bank its reasonable expenses (including reasonable counsel fees and expenses) and the fees separately agreed to by the Borrower and the Accounts Bank in the Accounts Bank Fee Agreement.

(c) The obligations of the Borrower and Lender to the Accounts Bank under this Section 7.8 or contained in any separate agreement referred to in this Article shall survive the termination of this Agreement and the resignation or removal of the Accounts Bank.

ARTICLE 8

MISCELLANEOUS PROVISIONS

8.1 Amendments; Waivers.

(a) Neither this Agreement nor any of the terms of this Agreement may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the parties to this Agreement.

(b) The waiver (whether express or implied) by the Lender of any breach of the terms or conditions of this Agreement shall not prejudice any remedy of the Lender in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which the Lender would otherwise have on any future occasion under this Agreement.

(c) No failure to exercise nor any delay in exercising, on the part of the Lender of any right, power or privilege under this Agreement shall operate as a waiver thereof; further, no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All remedies hereunder and under the other Security Documents are cumulative and are not exclusive of any other remedies that may be available to the Lender, whether at law, in equity or otherwise.

8.2 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors or permitted assigns of the parties hereto.

The Borrower may not make an assignment or other transfer of this Agreement or any interest herein, unless it has obtained the prior written consent of the Accounts Bank (not to be unreasonably withheld) and the Lender.

8.3 Notices. All notices and other communications provided to any party hereto shall be in writing or by electronic mail or facsimile and addressed, delivered or transmitted to such party at its “Address for Notices” specified below its name on the signature pages hereof or at such other address or facsimile number as may be designated by such party in a written notice to the other parties. All notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be considered as properly given (a) if delivered in Person, (b) if sent by overnight delivery service for inland delivery or international courier for international delivery, (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile or telecopy with transmission verified or (e) if transmitted by electronic mail (with such transmission verified). Notice so given shall be effective upon delivery to the addressee, except that communication or notice so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted (with such transmission verified) before 2:00 p.m., recipient’s time, and if transmitted after that time, on the next following Business Day.

8.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

8.5 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Jurisdiction shall lie in the State of California. All disputes, controversies, claims, actions and similar proceedings arising with respect to the Project Accounts, this Agreement or any related agreement or transaction shall be brought in the United States District Court for the Northern District of California.

8.6 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH OF THEM, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR FINANCING DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY OF THE PARTIES HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM.

8.7 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect (whether under applicable Law or otherwise), the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

8.8 Captions. The headings of the several articles and sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.9 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect (whether under applicable Law or otherwise), the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Accounts Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

2013B ESA PROJECT COMPANY, LLC,
as the Borrower

By:	/s/ Sendel Atreya
Name: Sendel Atreya
Title: Vice President
Address for Notices:

2013B ESA Project Company, LLC c/o Bloom Energy Corporation 1299 Orleans Drive
Sunnyvale, California 94089-1137 Attn: Bill Brockenborough Telephone:
Fax:
Email:

SILICON VALLEY BANK,
as the Lender and as Agent for the Secured Swap Providers

By:	/s/ Dan Baldi
Name: Dan Baldi
Title: Managing Director

Address for Notices:
555 Mission Street, 9th Floor San Francisco, California 94105 Attn: Dan Baldi
Fax: N/A
Email:

THE BANK OF NEW YORK MELLON,
as the Accounts Bank

By:	/s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

Address for Notices:
101 Barclay Street, 7 West New York, New York 10286
Attn: Corporate Trust Administrator
Fax:
Email:

EXHIBIT A

Project Accounts

Name of Account	Account No.
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

WIRE TRANSFER INSTRUCTIONS

THE BANK OF NEW YORK MELLON

ABA Routing No: [***]

Credit Acct: [***]

Account Name: [***]

Reference: For further credit to Account No. [***]

[***] Confidential Treatment Requested

EXHIBIT B

FORM OF FUNDS WITHDRAWAL/TRANSFER CERTIFICATE

[Accounts Bank]

[Address]

This Funds Withdrawal/Transfer Certificate is delivered by 2013B ESA Project Company, LLC (the “Borrower”) pursuant to the Accounts Agreement, dated as of July 19, 2013 (the “Accounts Agreement”), by and among the Borrower, Silicon Valley Bank (the “Lender”) and                      (the “Accounts Bank”). Capitalized terms used but not defined herein have the meanings specified in the Accounts Agreement.

***********************************************************

[I.	Withdrawals from Revenue Account

Consistent with the terms of, and as contemplated by, Section 4.2(c) of the Accounts Agreement, the Borrower hereby requests that the Accounts Bank make the following withdrawals from the Revenue Account on [            , 20     ]1 for the following purposes and in the following order of priority:

First, a transfer of $[            ] (which represents an amount equal to the excess, if any, of (i) the Operation and Maintenance Expenses due or reasonably expected to become due within the next quarter in an amount not to exceed 105% of the budgeted Operation and Maintenance Expenses (other than Subordinated Affiliate Payments) for such quarter over (ii) the amount ondeposit in the Operating Account) to the Operating Account;

Second, a transfer of $[            ] (which represents an amount equal to the amount necessary to pay fees and expenses under the Financing Documents) to the Lender;

Third, a transfer of $[            ] (which represents an amount equal to the amount necessary to pay interest on the Loans under the Financing Documents) to the Lender;

Fourth, a transfer of $[            ] (which represents an amount equal to the amount necessary to pay any amount of principal of the Loans and any other unpaid Obligations due under the Financing Documents) to the Lender;

Fifth, a transfer of $[            ] (which represents the amount required to prepay the Loans pursuant to the Credit Agreement (other than Section 3.08(a)(i)(B) of the Credit Agreement) to the Lender;

[1]	Insert date at least two (2) Business Days after the date the Accounts Bank receives this

Sixth, a transfer of $[            ] (which represents an amount equal to the excess of (i) the Debt Service Reserve Required Amount over (ii) the amount on deposit in the Debt Service Reserve Account) to the Debt Service Reserve Account;

Seventh, a transfer of $[            ] (which represents an amount equal to applicable [Tax Distribution Amount]) to [            ]2;

Eighth, a transfer of $[            ]3 (which represents an amount equal to Operation and Maintenance Expenses and Subordinated Affiliated Payments due or previously due and not yet paid) to [            ]4;

Ninth, a transfer of $[            ] (which represents the amount required to prepay the Loans pursuant to Section 3.08(a)(i)(B) of the Credit Agreement) to the Lender; and

Tenth, a transfer of $[            ], (which represents any remaining amounts in the Revenue Account in excess of the Minimum Prepaid Expenses Amount) to the Restricted Payments Account.

[III.	Withdrawals from Operating Account

Consistent with the terms of, and as contemplated by, Section 4.3(b) of the Accounts Agreement, the Borrower hereby requests that the Accounts Bank transfer on [                    , 20    ]5, $[                    ], which represents the amount necessary to pay Operation and Maintenance Expenses that are due and payable, from the Operating Account to [                    ]6.]

***********************************************************

The Borrower represents and warrants to the Lender and the Accounts Bank that the applicable conditions under Article IV of the Accounts Agreement for the foregoing payments and transfers have been met. The Borrower further represents and warrants to the Accounts Bank and the Lender that:

(a) the amounts being transferred above for the purpose of paying Operation and Maintenance Expenses are for Operation and Maintenance Expenses that are due and payable

[2]	Insert names and wire instructions for each designated recipient(s) of Tax Distribution Amounts.
[3]	The remaining amount in the Revenue Account after such Subordinated Affiliate Payment has been made cannot be less than the Minimum Prepaid Expenses Amount.
[4]	Insert names and wire instructions for each designated recipient.
[5]	Insert date at least two (2) Business Days after the date the Accounts Bank receives this proposed transfer certificate.
[6]	Insert names and wire instructions for each designated Operating Costs recipient or the and are reflected in the Operating Budget or are otherwise permitted under the Financing Documents; and

(b) as of the date of this Funds Withdrawal/Transfer Certificate, no Notice of Suspension has been delivered that has not been withdrawn and no Event of Default has occurred and is continuing or would occur as a result of the transfers or withdrawals requested hereby.

Dated:                         , 20

2013B ESA PROJECT COMPANY, LLC, as the Borrower

By:
Name:
Title:

Approved by:7

SILICON VALLEY BANK

By:
Name:
Title:

[7]	Approval needed in the case of transfers from the Revenue Account.

EXHIBIT C

FORM OF RESTRICTED PAYMENTS CERTIFICATE

[Accounts Bank]

[Address]

This Restricted Payments Certificate is delivered by 2013B ESA Project Company, LLC (the “Borrower”) pursuant to the Accounts Agreement, dated as of July 19, 2013 (the “Accounts Agreement”), by and among the Borrower, Silicon Valley Bank (the “Lender”) and                    (the “Accounts Bank”). Capitalized terms used but not defined herein have the meanings specified in the Accounts Agreement.

***********************************************************

Reference is made to Section 4.5(b) of the Accounts Agreement.

The Borrower hereby requests that the Lender direct the Accounts Bank to withdraw and pay from the Restricted Payments Account the amounts, and to the payees, in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrower, hereby represents and certifies, as of the date hereof and as of the date of such proposed transfers, as follows:

(a) All conditions set forth in the Accounts Agreement and the Credit Agreement (including Section 7.02(r) of the Credit Agreement) for the withdrawal(s) requested hereby have been satisfied.

(b) No Notice of Suspension has been delivered that has not been withdrawn and no Event of Default has occurred and is continuing, or would occur as a result of the Restricted Payment(s) to be made with the proceeds of the withdrawals requested hereby.

2013B ESA PROJECT COMPANY, LLC, as the Borrower

By:
Name:
Title:

EXHIBIT D

FORM OF INSURANCE, CONDEMNATION AND EXTRAORDINARY PROCEEDS

REQUEST CERTIFICATE

[Accounts Bank]

[Address]

This Insurance, Condemnation and Extraordinary Proceeds Request Certificate is delivered by 2013B ESA Project Company, LLC (the “Borrower”) pursuant to the Accounts Agreement, dated as of July 19, 2013 (the “Accounts Agreement”), by and among the Borrower, Silicon Valley Bank (the “Lender”) and                      (the “Accounts Bank”). Capitalized terms used but not defined herein have the meanings specified in the Accounts Agreement.

***********************************************************

Reference is made to Section  4.6[(b)][(i)][(ii)][(iv)][(c)][(i)][(d)][(i)] of the Accounts Agreement.

The Borrower hereby directs the Accounts Bank to withdraw and pay from the Insurance, Condemnation and Extraordinary Proceeds Account, on [                    ], 20[        ] (the “Insurance and Condemnation Proceeds Withdrawal Date”), the amounts and to [the payees][the RevenueAccount], in each case as set forth on Schedule 1 attached hereto.

In support of such direction, the undersigned, on behalf of the Borrower, hereby represents and certifies, as of the date hereof and as of the Insurance and Condemnation Proceeds Withdrawal Date, as follows:

(a) all conditions set forth in the Accounts Agreement and the Credit Agreement for the withdrawals requested hereby have been satisfied;

(b) [the funds to be withdrawn from the Insurance, Condemnation and Extraordinary Proceeds Account pursuant to this Insurance, Condemnation and Extraordinary Proceeds Request Certificate will be applied directly for the replacement or repair of damaged assets relating to the Systems, in accordance with [Section 4.6(b)(i) of the Accounts Agreement (in the case of amounts less than or equal to [***] Dollars ($[***]) arising from any oneclaim or any series of claims relating to the same occurrence)][Section 4.6(b)(ii) of the Accounts Agreement (in the case of amounts greater than [***] Dollars ($[***]) arising fromany one claim or any series of claims relating to the same occurrence) and the Restoration or Replacement Plan attached hereto, which has been approved by the Lender and by the Independent Engineer in accordance with Section 4.6(b)(ii) of the Accounts Agreement;];

(c) [in the case of a withdrawal pursuant to Section 4.6(b)(ii) of the Accounts Agreement, the Borrower hereby certifies that (1) all work contemplated to be done under the Restoration or Replacement Plan is reasonably expected to be done within the time periods, if

[***] Confidential Treatment Requested

any required under any Project Document; (2) all Governmental Approvals necessary to perform the work have been obtained (or are reasonably expected to be obtained without undue delay); and (3) the Systems once repaired/restored will continue to perform at the annual levels set forth in the current Operating Budget;] and

(d) no Notice of Suspension has been delivered that has not been withdrawn and no Event of Default has occurred and is continuing or would occur as a result of the transfers or withdrawals requested hereby.

2013B ESA PROJECT COMPANY, LLC, as the Borrower

By:

Name:
Title:

Schedule 1

to Accounts Agreement

MINIMUM PREPAID EXPENSES AMOUNT

Quarterly Payment Date	Minimum Prepaid Expenses Amount
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
[Quarterly Payment Date]	TBD
and thereafter	$0